Exhibit 4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Annual Report on Form 40-F of Hydrogenics Corporation of our Auditors’ Report and our Comments by Auditors on Canada - United States Reporting Differences dated February 27, 2004 relating to its consolidated balance sheets as at December 31, 2003 and its consolidated statements of operation and deficit and cash flows for each of the three years in the period ended December 31, 2003, which appear in this Annual Report on Form 40-F.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Toronto, Ontario
May 19, 2004